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                                                                EXHIBIT  23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Andrew Corporation for the registration of 16,278,805 shares of its common stock and to the incorporation by reference therein of our report dated October 19, 2001, with respect to the consolidated financial statements of Andrew Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
August 19, 2002